Exhibit 99.1

Certain Nuveen Closed-End Funds Announce Board’s Approval of Suspension of Previously Adopted Control Share By-Law

Board Intends to Appeal U.S. District Court’s Recent Ruling

Nuveen AMT-Free Municipal Credit Income Fund (NYSE: NVG),

Nuveen AMT-Free Municipal Value Fund (NYSE: NUW),

Nuveen AMT-Free Quality Municipal Income Fund (NYSE: NEA),

Nuveen Arizona Quality Municipal Income Fund (NYSE: NAZ),

Nuveen California AMT-Free Quality Municipal Income Fund (NYSE: NKX),

Nuveen California Municipal Value Fund (NYSE: NCA)

Nuveen California Quality Municipal Income Fund (NYSE: NAC),

Nuveen California Select Tax-Free Income Portfolio (NYSE: NXC),

Nuveen Core Equity Alpha Fund (NYSE: JCE),

Nuveen Core Plus Impact Fund (NYSE: NPCT)

Nuveen Corporate Income 2023 Target Term Fund (NYSE: JHAA),

Nuveen Credit Opportunities 2022 Target Term Fund (NYSE: JCO),

Nuveen Credit Strategies Income Fund (NYSE: JQC),

Nuveen Dow 30SM Dynamic Overwrite Fund (NYSE: DIAX),

Nuveen Dynamic Municipal Opportunities Fund (NYSE: NDMO),

Nuveen Emerging Markets Debt 2022 Target Term Fund (NYSE: JEMD),

Nuveen Enhanced Municipal Value Fund (NYSE: NEV),

Nuveen Floating Rate Income Fund (NYSE: JFR),

Nuveen Floating Rate Income Opportunity Fund (NYSE: JRO),

Nuveen Georgia Quality Municipal Income Fund (NYSE: NKG),

Nuveen Global High Income Fund (NYSE: JGH),

Nuveen Intermediate Duration Municipal Term Fund (NYSE: NID),

Nuveen Intermediate Duration Quality Municipal Term Fund (NYSE: NIQ),

Nuveen Massachusetts Quality Municipal Income Fund (NYSE: NMT),

Nuveen Minnesota Quality Municipal Income Fund (NYSE: NMS),

Nuveen Missouri Quality Municipal Income Fund (NYSE: NOM),

Nuveen Mortgage and Income Fund (NYSE: JLS),

Nuveen Multi-Asset Income Fund (NYSE: NMAI)

Nuveen Multi-Market Income Fund (NYSE: JMM),

Nuveen Municipal Credit Income Fund (NYSE: NZF),

Nuveen Municipal Credit Opportunities Fund (NYSE: NMCO),

Nuveen Municipal High Income Opportunity Fund (NYSE: NMZ),

Nuveen Nasdaq 100 Dynamic Overwrite Fund (NASDAQ: QQQX),

Nuveen New Jersey Quality Municipal Income Fund (NYSE: NXJ),

Nuveen New York AMT-Free Quality Municipal Income Fund (NYSE: NRK),

Nuveen New York Municipal Value Fund (NYSE: NNY)

Nuveen New York Quality Municipal Income Fund (NYSE: NAN),

Nuveen New York Select Tax-Free Income Portfolio (NYSE: NXN),

Nuveen Ohio Quality Municipal Income Fund (NYSE: NUO),

Nuveen Pennsylvania Quality Municipal Income Fund (NYSE: NQP),

Nuveen Preferred & Income Opportunities Fund (NYSE: JPC),

Nuveen Preferred & Income Securities Fund (NYSE: JPS),

Nuveen Preferred and Income 2022 Term Fund (NYSE: JPT),

Nuveen Preferred and Income Term Fund (NYSE: JPI),

Nuveen Quality Municipal Income Fund (NYSE: NAD),

Nuveen Real Asset Income and Growth Fund (NYSE: JRI),

Nuveen Real Estate Income Fund (NYSE: JRS),

Nuveen S&P 500 Buy-Write Income Fund (NYSE: BXMX),

Nuveen S&P 500 Dynamic Overwrite Fund (NYSE: SPXX),

Nuveen Select Maturities Municipal Fund (NYSE: NIM),

Nuveen Select Tax-Free Income Portfolio (NYSE: NXP),

Nuveen Senior Income Fund (NYSE: NSL),

Nuveen Short Duration Credit Opportunities Fund (NYSE: JSD),

Nuveen Taxable Municipal Income Fund (NYSE: NBB),

Nuveen Variable Rate Preferred & Income Fund (NYSE: NPFD)

Nuveen Virginia Quality Municipal Income Fund (NYSE: NPV)

(each a “Fund” and together, the “Funds”)

New York, February 24, 2022 – Certain Nuveen-sponsored closed-end funds (the “Funds”) today announced that their Board of Trustees (the “Board”) has approved an amendment to the Funds’ by-laws suspending application of the by-laws’ control share provision (the “Control Share By-Law”).

The Control Share By-Law provides that a shareholder who obtains beneficial ownership of common shares of a Fund in a Control Share Acquisition (as defined in the by-laws) may exercise voting rights with respect to such shares only to the extent the authorization of such voting rights is approved by other shareholders of the Fund. The Control Share By-Law, which was adopted by the Board in October 2020 after a rigorous and deliberative review and with the advice of counsel, is primarily intended to protect the long-term interests of the Funds and their shareholders by limiting the risk that the Funds will become subject to undue influence by opportunistic hedge funds pursuing their own short-term agendas to the detriment of other shareholders.

On January 14, 2021, Saba Capital Management, L.P. and an affiliated hedge fund (collectively, “Saba”) filed a civil complaint in the U.S. District Court for the Southern District of New York (the “District Court”) against certain Funds and the Board, alleging that the Control Share By-Law violates Section 18(i) of the Investment Company Act of 1940 (the “1940 Act”). On February 18, 2022, the District Court granted summary judgment in favor of Saba on its claims for rescission and declaratory judgment. Following careful review of the order of the District Court, on February 24, 2022, the Board amended the Funds’ by-laws to provide that the Control Share By-Law shall be of no force and effect for so long as the judgment of the District Court is effective and that if the judgment of the District Court is reversed, overturned, vacated, stayed, or otherwise nullified, the Control Share By-Law will be automatically reinstated and apply to any beneficial owner of common shares acquired in a Control Share Acquisition, regardless of whether such Control Share Acquisition occurs before or after such reinstatement, for the duration of the stay or upon issuance of the mandate reversing, overturning, vacating or otherwise nullifying the judgment of the District Court.

The Board and the Funds intend to appeal the District Court’s decision. “The Board adopted the Control Share By-Law to protect the interests of the Funds and their shareholders against predatory attacks by hedge funds, and we look forward to exercising our rights on appeal,” said Terence J. Toth, Chair of the Board. “In taking this action, the Board continues to act in the best interests of shareholders by vigorously protecting their ability to access the Funds’ income-producing strategies against hedge funds seeking short-term profits to the detriment of our shareholders.”

The foregoing discussion is only a summary of certain aspects of the Funds’ by-laws, and is qualified in its entirety by reference to the Funds’ by-laws. Investors should refer to the by-laws for more information. A copy of the Funds’ by-laws can be obtained from the Securities and Exchange Commission website at www.sec.gov and may also be obtained by writing to the Secretary of the Fund at 333 West Wacker Drive, Chicago, Illinois 60606.

This press release is not intended to, and does not, constitute an offer to purchase or sell shares of any Fund; nor is this press release intended to solicit a proxy from any shareholder of any Fund.

For more information, please visit Nuveen’s CEF homepage www.nuveen.com/closed-end-funds or contact:

Financial Professionals:

800-752-8700

Investors:

800-257-8787

Media:

Jessica Greaney

Nuveen Media Relations

781.789.1911

Jessica.greaney@nuveen.com

About Nuveen

Nuveen, the investment manager of TIAA, offers a comprehensive range of outcome-focused investment solutions designed to secure the long-term financial goals of institutional and individual investors. Nuveen has $1.2 trillion in assets under management as of 31 December 2021 and operations in 27 countries. Its investment specialists offer deep expertise across a comprehensive range of traditional and alternative investments through a wide array of vehicles and customized strategies. For more information, please visit www.nuveen.com.

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